Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ] Preliminary Proxy Statement

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[X] Definitive Additional Materials

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Vanguard Institutional Index Funds

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[ ] Fee paid previously with preliminary materials.

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P.O. Box 982901

El Paso, TX 79998-2901

Vanguard Institutional Index Funds

Reference Number:

Dear Vanguard Client,

This notice follows up on important information that you previously received regarding your investment in Vanguard Institutional Index Funds.

The U.S.-domiciled Vanguard funds announced a proxy voting campaign on November 22, 2024. Shareholders of each U.S.-domiciled Vanguard fund as of the record date of November 26, 2024, are being asked to vote on a proposal to elect trustees for the Vanguard funds.

To elect trustees of the funds, it is imperative that shareholders cast their vote prior to February 26, 2025.

This letter is being sent to you because you are a shareholder of record of the applicable fund(s), and we have not received your vote.

VOTE NOW BY CALLING 833-880-6020

Please call Computershare Fund Services, the proxy solicitor of the Vanguard funds, toll-free at the number listed above between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday. At the time of the call, please use the Reference Number listed above.

Prompt voting ensures that the funds receive enough votes to reach quorum, which is required to hold the virtual Joint Special Meeting of Shareholders (the “Meeting”) on February 26, 2025. If quorum cannot be reached, the funds will have to adjourn the Meeting and send additional communications to shareholders to try to get more votes—a process that would result in additional costs for the funds and thus the funds’ shareholders.

If you have any questions about the proxy or the Meeting, please call Computershare Fund Services toll- free at 833-880-6020.

Thank you for voting.

The proxy materials contain important information; please review them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov, by visiting https://www.proxy- direct.com/vanguard/materials or by calling Computershare Fund Services toll-free at 833-880-6020.

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